UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2026

SPARK I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41825	87-1738866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3790 El Camino Real, Unit #570

Palo Alto, CA 94306

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 353-7082

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SPKLU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	SPKL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SPKLW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On June 11, 2026 (the “Signing Date”), Spark I Acquisition Corporation, a Cayman Islands exempted company (which shall transfer by way of continuation to and domesticate as a Delaware corporation prior to the Closing (as defined below)) (“SPKL”), entered into an Agreement and Plan of Merger and Reorganization (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among SPKL, Spark I Acquisition Corporation Sub I Inc., a Delaware corporation (“Merger Sub I”), Spark I Acquisition Corporation Sub II LLC, a Delaware limited liability company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and ZincFive, Inc., a Delaware corporation (“ZincFive”). The transactions contemplated by the Merger Agreement are referred to as the “Business Combination.” SPKL, Merger Sub I, Merger Sub II and ZincFive are each individually referred to as a “Party” and, collectively, as the “Parties.” In connection with the Closing, SPKL will change its name to “ZincFive, Inc.”

The Merger Agreement and the Business Combination were unanimously approved by the boards of directors of each of SPKL, Merger Sub I and ZincFive and by the managing member of Merger Sub II.

The Business Combination is expected to close in the second half of 2026 following the receipt of the required approval of SPKL’s shareholders and the fulfillment of other customary closing conditions that are set forth in the Merger Agreement.

The Domestication

Subject to obtaining the required shareholder approvals and at least one day prior to the time of the closing of the Business Combination (the “Closing,” and the date on which the Closing occurs, the “Closing Date”), SPKL will deregister as a Cayman Islands exempted company and transfer by way of continuation to and domesticate as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and such company after the Domestication, “New ZincFive”). In connection with the Domestication, SPKL will file with the Secretary of State of the State of Delaware a certificate of incorporation (the “Charter”), which sets forth the rights and preferences of the equity interests of New ZincFive, and adopt bylaws (the “Bylaws”) of New ZincFive.

Immediately prior to the Domestication, each of the holders of the then issued and outstanding Class B ordinary shares of SPKL, par value $0.0001 per share (each, a “Cayman Class B Share”), will cause each Cayman Class B Share to be converted, on a one-for-one basis, into a Class A ordinary share of SPKL, par value $0.0001 per share (each, a “Cayman Class A Share”). In connection with the Domestication: (i) each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of New ZincFive (the “New ZincFive Common Stock”); (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share (each, a “Cayman Purchaser Warrant”) will convert automatically into a warrant to acquire one share of New ZincFive Common Stock pursuant to the related warrant agreement (each warrant, a “New ZincFive Warrant”); and (iii) each of the then issued and outstanding units of SPKL will be canceled and each holder thereof will be entitled to one share of New ZincFive Common Stock and one-half of one New ZincFive Warrant. The conversion of the (w) Cayman Class B Shares to Cayman Class A Shares, (x) Cayman Class A Shares to New ZincFive Common Stock, (y) Cayman Purchaser Warrants to New ZincFive Warrants and (z) units of SPKL to New ZincFive Common Stock and New ZincFive Warrants are collectively referred to as the “Delaware Conversion.”

The Business Combination and Consideration

In connection with the Business Combination, (i) Merger Sub I will merge with and into ZincFive, with ZincFive continuing as the surviving corporation (the “Surviving Corporation”) in such merger (the “First Merger”), and (ii) immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Surviving Entity”) in such merger (the “Second Merger” and together with the First Merger, the “Mergers”).

The aggregate value ascribed to ZincFive in respect of the Business Combination is equal to $600,000,000 (the “Equity Value”). The Equity Value will be used to calculate the Exchange Ratio (as defined below). Each outstanding share of common stock of ZincFive (“ZincFive Common Stock”), subject to certain exceptions set forth in the Merger Agreement, will be cancelled and converted into the right to receive consideration as a result of the Mergers in the form of shares of New ZincFive Common Stock based on the Exchange Ratio, which entitles the holder to one vote per share in matters submitted to the stockholders of New ZincFive for approval. The “Exchange Ratio” will be equal to (i) the Per Common Share Equity Value divided by (ii) $10.00, where the “Per Common Share Equity Value” is the quotient obtained by dividing the (x) sum of (A) the Equity Value minus (B) the Aggregate Series F Preference Amount (as defined in the Merger Agreement) plus (C) the aggregate exercise price of all outstanding options to purchase shares of ZincFive (“ZincFive Options”) (whether vested or unvested) plus (D) the aggregate exercise price of all outstanding and unexercised warrants to acquire shares of capital stock of preferred stock of ZincFive (“ZincFive Preferred Stock”) or ZincFive Common Stock(“ZincFive Warrants”) by (y) the sum of (A) the total number of shares of ZincFive Common Stock outstanding as of immediately prior to the First Merger (after giving effect to the conversion of certain shares of ZincFive Preferred Stock into shares of ZincFive Common Stock, in accordance with their terms, prior to the Closing), (B) the total number of shares of ZincFive Common Stock issuable in respect of all ZincFive Options (whether vested or unvested) and (C) the total number of shares of ZincFive Common Stock issuable upon vesting of all outstanding restricted stock units in respect of ZincFive Common Stock (“ZincFive Restricted Stock Units”) (whether vested or unvested) in each case, to the extent outstanding as of immediately prior to the First Merger.

Each share of Series F Preferred Stock, Series F-1 Preferred Stock, Series F-2 Preferred Stock, Series F-3-A Preferred Stock, Series F-3-B Preferred Stock, Series F-3-C Preferred Stock, Series F-3-D Preferred Stock and Series F-3-W Preferred Stock of ZincFive (collectively, “ZincFive Series F Stock”) will be automatically surrendered and retired, and each holder of shares of ZincFive Series F Stock will receive a number of shares of New ZincFive Common Stock equal to (a) such holder’s aggregate Series F Preferred Liquidation Amounts (as defined in the Merger Agreement) divided by (b) $10.00, subject to rounding.

Each ZincFive Warrant outstanding as of immediately prior to the Mergers shall expire or be exercised for the applicable number of shares of ZincFive Preferred Stock or ZincFive Common Stock, and such shares shall be canceled and converted into the right to receive the applicable consideration in respect of such shares of ZincFive Preferred Stock or ZincFive Common Stock pursuant to the terms of the Merger Agreement.

Pursuant to the Merger Agreement, SPKL will contribute to ZincFive an amount in cash (the “Available Closing Cash”) equal to the sum of: (a) all amounts in the trust account (after reduction for the aggregate amount of payments required to be made in connection with the SPKL stockholder redemptions but before (i) payment of any transaction expenses of SPKL or ZincFive in connection with the Business Combination and (ii) repayment of loans from SLG SPAC Fund LLC, a Delaware limited liability company (“Sponsor”), to SPKL, if any), plus (b) the net proceeds of any incremental financing raised by SPKL or ZincFive in connection with the Business Combination, including any amounts raised or funded in connection with the Series A Preferred Stock Investments (as defined below). For the avoidance of doubt, the Available Closing Cash will exclude any cash and cash equivalents on the balance sheet or otherwise in the bank accounts of ZincFive.

Treatment of Equity Awards of ZincFive

As a result of the Mergers, all vested and unvested ZincFive Options outstanding as of immediately prior to the Mergers will be assumed by New ZincFive and become options to purchase shares of New ZincFive Common Stock on the same terms and conditions (including applicable vesting, exercise, termination and expiration provisions) as are in effect with respect to such ZincFive Option immediately prior to the Mergers (each, an “Exchanged Option”). Each Exchanged Option will represent the right to acquire the whole number of shares of New ZincFive Common Stock equal to the product of the number of shares of ZincFive Common Stock that were subject to such ZincFive Option immediately prior to the Mergers multiplied by the Exchange Ratio, and such Exchanged Option’s per-share exercise price will be equal to the quotient of the exercise price per share of ZincFive Common Stock immediately prior to the Mergers divided by the Exchange Ratio, subject to rounding.

As a result of the Mergers, all ZincFive Restricted Stock Units outstanding as of immediately prior to the Mergers will be converted into a restricted stock unit in respect of shares of New ZincFive Common Stock, on the same terms and conditions as are in effect with respect to each such ZincFive Restricted Stock Unit (including with respect to vesting, termination and settlement-related provisions) (each, an “Exchanged Restricted Stock Unit”). Each Exchanged Restricted Stock Unit will represent the right to be issued a number of shares of New ZincFive Common Stock equal to the product of the number of ZincFive Restricted Stock Units multiplied by the Exchange Ratio, subject to rounding.

Governance

The Parties have agreed to take all necessary action, including causing the current directors of SPKL to resign, so that effective at the Closing, the board of directors of New ZincFive (the “New ZincFive Board”) will consist of seven directors, which will include (a) the Chief Executive Officer of ZincFive and (b) such other individuals as determined by ZincFive, in consultation with the Sponsor in good faith, provided that the citizenship of the members of the board will be such that New ZincFive will be free of foreign ownership, control or domination, in each case as designated by such persons prior to the initial filing of the Registration Statement (as defined below) with the U.S. Securities and Exchange Commission (the “SEC”).

Representations and Warranties; Covenants

The Parties have made customary representations, warranties, and covenants in the Merger Agreement, including, among others, customary covenants with respect to the conduct of SPKL and ZincFive prior to the Closing Date. In addition, SPKL has agreed, subject to shareholder approval, to adopt an equity incentive plan and employee stock purchase plan prior to the Closing Date, each as described in the Merger Agreement.

In connection with the foregoing, SPKL, through its board of directors, will recommend to SPKL’s shareholders the approval of the SPKL Stockholder Matters (as defined below). Notwithstanding the foregoing, the board of directors of SPKL will not (and no committee or subgroup thereof will) for any reason change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, its recommendation to SPKL’s shareholders that they vote in favor of the SPKL Stockholder Matters (a “Modification of Recommendation”) except as required by applicable laws. SPKL’s obligations to establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of SPKL’s shareholders will not be affected by any intervening event or circumstance.

Conditions to Each Party’s Obligations

The obligations of SPKL and ZincFive to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions. Without limiting the generality of the foregoing, such closing conditions include: (i) the adoption or approval, as applicable, by SPKL’s shareholders (the “SPKL Stockholder Matters”) of: (A) the Merger Agreement and the Business Combination in accordance with applicable law and exchange rules and regulations; (B) the Domestication; (C) the Charter and the Bylaws; (D) approval of the issuance of shares of New ZincFive Common Stock as required by the listing rules of the applicable stock exchange; (E) the adoption by SPKL of the Equity Plans (as defined in the Merger Agreement); (F) the election of members of the New ZincFive Board (in the form of an advisory vote, with the directors being elected by written resolution of the holders of the Cayman Class B Shares in accordance with the SPKL’s organizational documents); (G) the amendment of SPKL’s organizational documents, effective immediately prior to the Closing, to remove references to the $5,000,000 net tangible assets requirements set forth in SPKL’s organizational documents; (H) any other proposals as the SEC (or staff members of the SEC) may indicate are necessary in its comments to the proxy statement included in the registration statement on Form S-4 to be filed by SPKL and ZincFive related to the Business Combination (the “Registration Statement”) or any related correspondence; (I) any proposals the Parties agree are necessary or desirable to consummate the Business Combination, and (J) adjournment of the special meeting, if necessary, to permit further solicitation of the proxies because there are not sufficient votes to approve and adopt any of the foregoing; (ii) the receipt of the requisite consent of the stockholders of ZincFive; (iii) any applicable waiting period or any extension of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (and the rules and regulations promulgated under such Act) in respect of the Business Combination being expired or earlier terminated without the imposition of burdensome conditions; (iv) the Registration Statement becoming effective; (v) SPKL having filed with the applicable stock exchange an application or supplemental listing application for the listing of the New ZincFive Common Stock, and such shares of New ZincFive Common Stock having been approved for listing, subject to official notice of issuance; (vi) the accuracy of the representations and warranties of each Party and the performance of the covenants and agreements of the Parties subject, in each case, to customary standards; (vii) the completion of the Domestication; (viii) the Available Closing Cash not being less than $100,000,000; and (ix) approval by the SPKL shareholders to extend the time SPKL has to consummate an initial business combination pursuant to the terms of the SPKL organizational documents.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing. Without limiting the generality of the foregoing, such circumstances include (i) by mutual written consent of SPKL and ZincFive; (ii) by SPKL or ZincFive if the Closing has not occurred on or before June 11, 2027; (iii) by ZincFive, if there is a breach of any representation, warranty, covenant or agreement on the party of any SPAC Party (as defined in the Merger Agreement) such that the closing conditions with respect to accuracy of representations and warranties and performance of covenants and agreements would not be satisfied at Closing, subject to a customary cure period; (iv) by SPKL, if there is a breach of any representation, warranty, covenant or agreement on the party of ZincFive such that the closing conditions with respect to accuracy of representations and warranties and performance of covenants and agreements would not be satisfied at Closing, subject to a customary cure period; (v) by ZincFive, if at any time prior to the receipt of SPKL Stockholder Matters, the board of directors of SPKL has made a Modification of Recommendation; (vi) by ZincFive if the approval of the SPKL Stockholder Matters is not obtained by SPKL after the conclusion of the special meeting of the SPKL shareholders held for the purpose of voting on the SPKL Stockholder Matters; and (vii) by SPKL if the approval of ZincFive’s stockholders is not obtained by ZincFive within 48 hours following the date the Registration Statement has been declared effective by the SEC and the prospectus thereto has been filed and distributed. The right to terminate if the approval of ZincFive’s stockholders is not obtained in accordance with the prior sentence will expire upon the delivery of the approval of ZincFive’s stockholders.

The foregoing description of the Merger Agreement, the Business Combination and the related transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference in this Current Report on Form 8-K. The Merger Agreement contains representations, warranties and covenants that the Parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the Parties and are subject to important qualifications and limitations agreed to by the Parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about SPKL or ZincFive. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the Parties, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions of such representations, warranties, covenants and agreements, as characterizations of the actual state of facts or condition of any Party. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SPKL’s public disclosures.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, SPKL entered into the Sponsor Agreement (the “Sponsor Agreement”) with ZincFive, the Sponsor, certain stockholders of SPKL (together with the Sponsor, the “Insiders”) and, solely for purposes of the Letter Agreement Amendment (as defined below), Ho Min (Jimmy) Kim, Chief Financial Officer of SPKL (the “Non-Shareholder Insider”). Under the terms of the Sponsor Agreement, the Insiders agreed to, among other things: (i) vote in favor of adoption of the SPKL Stockholder Matters; (ii) vote against any Acquisition Transaction (as defined in the Merger Agreement) and any merger agreement or merger other than the Merger Agreement and the Business Combination; (iii) vote against any change in the business, management or board of directors of SPKL (other than in connection with the SPKL Stockholder Matters or pursuant to the Merger Agreement or ancillary agreements); and (iv) vote against any proposal, action or agreement that would: (A) impede, interfere, frustrate, prevent or nullify any provision of the Sponsor Agreement, the Merger Agreement or the Business Combination; (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPKL under the Merger Agreement; (C) result in any of the closing conditions of the Merger Agreement not being fulfilled; (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor in the Sponsor Agreement; or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPKL. Each officer and director of SPKL previously entered into a letter agreement with SPKL in connection with SPKL’s initial public offering, pursuant to which they agreed to vote any SPKL ordinary shares held by them in favor of the Business Combination. If at any time following the Signing Date and until the termination of the Merger Agreement, the board of directors of SPKL effect a Modification of Recommendation, then the obligations to vote or consent in accordance with the foregoing clauses (i)-(iv) will automatically be deemed to be modified such that the Sponsor will vote or provide its consent with respect to its Sponsor Securities (as defined below) in the same proportion to the votes cast or consent provided, as applicable, by the holders of the Cayman Class A Shares.

Pursuant to the Sponsor Agreement, during the period commencing on the Signing Date until the earliest of (a) termination of the Merger Agreement, (b) the liquidation of SPKL, (c) the first anniversary of the Closing Date and (d) the date upon which the volume-weighted average price (“VWAP”) of New ZincFive Common Stock equals or exceeds $12.00 per share for any twenty (20) trading days within any thirty (30) trading day period commencing any time that is one hundred eighty (180) days after the date that a registration statement (the “Resale Registration Statement”) covering the resale of Registrable Securities (as defined in the A&R Registration Rights Agreement) initially becomes effective, the Insiders will not (subject to limited and customary exceptions): (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, 2,000,000 Cayman Class B Shares owned by the Insiders as of the Signing Date, the Cayman Class A Shares issued or issuable upon the Delaware Conversion with respect to such shares, and the New ZincFive Common Stock issued or issuable upon the Delaware Conversion with respect to such shares (together, the “Sponsor Securities”); (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any Sponsor Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii).

Pursuant to the Sponsor Agreement, but subject to the consummation of the Business Combination, the Insiders agreed to waive all anti-dilution rights with respect to the rate that the Cayman Class B Shares convert into the Cayman Class A Shares in connection with the transactions contemplated by the Merger Agreement.

In addition, pursuant to the Sponsor Agreement, (a) Sponsor may elect to convert up to $1,500,000 of the aggregate amount outstanding under any Working Capital Loans (as defined in the Merger Agreement) into Cayman Purchaser Warrants, (b) Sponsor agreed to forfeit, immediately following the Closing and subject to the occurrence of the Closing, (x) 3,500,000 shares of SPKL Common Stock, (y) 922,078 shares of SPKL Common Stock for issuance to certain of the Bridge Investors (as defined below) and (z) 1,458,400 New ZincFive Warrants for issuance to certain of the Bridge Investors, and (c) Sponsor agreed to forfeit, immediately following the Closing, 2,786,867 New ZincFive Warrants and 50% of any New ZincFive Warrants issued as a result of the conversion of Working Capital Loans for issuance as stock options pursuant to the New ZincFive Equity Incentive Plan (as defined in the Merger Agreement).

The Sponsor Agreement also amends that certain letter agreement, dated as of October 5, 2023 (the “Letter Agreement” and such amendment, the “Letter Agreement Amendment”), by and among SPKL, the Insiders and the Non-Shareholder Insider, pursuant to which the Sponsor agreed to surrender a number of Cayman Class B Shares (including any Cayman Class A Shares issued upon conversion of Cayman Class B Shares) in certain circumstances. As a result of the Letter Agreement Amendment, effective immediately prior to the First Merger, the Sponsor will not be obligated to surrender any Cayman Class B Shares (or Cayman Class A Shares issued upon conversion of Cayman Class B Shares) if the Forward Purchaser (as defined in the Letter Agreement) does not purchase $115,000,000 worth of securities in accordance with that certain forward purchase agreement, dated as of October 5, 2023, by and between SPKL and the Forward Purchaser. If the Merger Agreement is terminated for any reason, the Letter Agreement Amendment will be void and of no force and effect.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to SPKL’s Current Report on Form 8-K filed with the SEC on October 12, 2023.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Agreement, a copy of which is included as Exhibit 10.1, and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Company Support Agreement

Concurrently with the execution of the Merger Agreement, certain stockholders of ZincFive entered into Stockholder Voting and Support Agreements (each, a “Company Support Agreement”). Under the terms of the Company Support Agreement, at each meeting of the ZincFive stockholders or in any action by written consent of ZincFive stockholders, such stockholders have agreed to: (a) be present, in person or by proxy, at any such meeting for the purposes of establishing a quorum (in the case of any stockholder meeting); and (b) vote (or cause to be voted) or consent (or cause to be consented) all such stockholder’s Subject Shares (as defined in the Company Support Agreement) (i) in favor of the Merger Agreement and Business Combination (and any actions required in furtherance of the Business Combination), (ii) to exercise the drag-along rights, if applicable, pursuant to the Voting Agreement (as defined in the Company Support Agreement), (iii) against any merger agreement or merger other than the Merger Agreement and the Business Combination; (iv) against any change in the business, management or board of directors of ZincFive that would or would reasonably be expected to adversely affect the ability of ZincFive to consummate the Business Combination and (v) against any proposal, action or agreement that would: (1) impede, interfere, frustrate, prevent or nullify any provision of the Company Support Agreement, the Merger Agreement or the Business Combination; (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of ZincFive under the Merger Agreement; (3) result in any of the closing conditions of the Merger Agreement not being fulfilled; or (4) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, ZincFive.

Pursuant to the Company Support Agreement, no ZincFive stockholder party to a Company Support Agreement will (subject to limited and customary exceptions): (i) directly or indirectly, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, encumber, assign or otherwise dispose of or agree to dispose of, or file (or participate in the filing of) a registration statement with the SEC (other than in connection with the Business Combination) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any, Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii).

In addition, each ZincFive stockholder party to a Company Support Agreement has agreed: (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law; and (ii) not to commence, join in, facilitate, assist, encourage or participate in, and has agreed to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPKL, ZincFive, the Merger Subs or any of their respective affiliates: (A) challenging the validity of, or seeking to enjoin the operation of, any provision of the Company Support Agreement; or (B) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

The foregoing description of the Company Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Company Support Agreement, a copy of which is included as Exhibit 10.2, and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Lock-Up Provision

The Bylaws will provide that stockholders of New ZincFive will not be permitted to, for a period of 180 days after the date the Resale Registration Statement becomes effective, or 12 months after the date the Resale Registration Statement becomes effective in the case of affiliates of New ZincFive, (i) exchange, transfer, assign, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of New ZincFive Common Stock (A) issued as consideration pursuant to the Merger Agreement held by any such holders as of the Closing, (B) issued upon the settlement or exercise of options, restricted stock units or other equity awards or warrants outstanding as of immediately prior to the Closing that are assumed by New ZincFive held by any such holders as of the Closing, (C) issued to employees of New ZincFive, or (D) otherwise held by Sponsor, the officers and directors of Sponsor or New ZincFive, or its and their respective affiliates as of the Closing (such shares, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The Bylaws will provide for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, and the New ZincFive Board may also determine to waive, amend, or repeal such restrictions in certain cases.

Notwithstanding the foregoing, if the VWAP of New ZincFive Common Stock equals or exceeds $12.00 for twenty (20) of thirty (30) consecutive trading days commencing one hundred eighty (180) days after the date the Resale Registration Statement becomes effective, then the transfer restrictions of the lock-up will fall away. In addition, to the extent a New ZincFive stockholder is not an affiliate of New ZincFive, a number of shares of New ZincFive Common Stock equal to $2,500, calculated at the time of the Closing, rounded up to the nearest share, will be excluded from such restrictions.

The foregoing description of the lock-up provision of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Bylaws, a copy of which is included as Exhibit B to the Merger Agreement (attached as Exhibit 2.1), and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Series A Preferred Stock Investments

In connection with the transactions contemplated by the Merger Agreement, on the Signing Date, SPKL and ZincFive entered into a Securities Purchase Agreement (the “Series A SPA”) with certain institutional and accredited investors (the “Series A Preferred Stock Investors”). Pursuant to the Series A SPA, the Series A Preferred Stock Investors agreed, among other things, to purchase, concurrently with the Closing, an aggregate of 10,441,174 shares of New ZincFive’s 12.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (the “New ZincFive Series A Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock (the “Certificate of Designation”) and, for each Series A Preferred Stock Investor, a warrant to purchase a number of shares of New ZincFive Common Stock equal to the number of shares into which such shares of New ZincFive Common Stock underlying such investor’s Series A Preferred Stock are initially convertible (a “Series A Preferred Investor Warrant”), for an aggregate purchase price of $106.5 million (the “Series A Preferred Stock Investments”). Each share of New ZincFive Series A Preferred Stock will have a stated value of $12.00 (the “Stated Value”). Certain Series A Preferred Stock Investors who provided $6.5 million of interim financing to ZincFive in the form of secured promissory notes (the “Bridge Notes” and such Series A Preferred Stock Investors, the “Bridge Investors”) will pay the purchase price through the cancellation and conversion of such Series A Preferred Stock Investors’ Bridge Notes in exchange for shares of New ZincFive Series A Preferred Stock and Series A Preferred Investor Warrants.

As a condition to the closing of Alyeska Master Fund, L.P.’s (the “Lead Purchaser”) Series A Preferred Stock Investment, SPKL will issue an aggregate of 3,500,000 shares of New ZincFive Common Stock to the Lead Purchaser or SPKL or ZincFive will cause stockholders of SPKL or ZincFive to assign an aggregate of 3,500,000 shares of New ZincFive Common Stock to the Lead Purchaser.

The Series A SPA includes customary representations and warranties from SPKL, ZincFive and the Series A Preferred Stock Investors and is subject to customary closing conditions. The Series A SPA also includes customary covenants and agreements related to transfer restrictions, SEC reports, material non-public information and indemnification.

The New ZincFive Common Stock issuable upon conversion of the New ZincFive Series A Preferred Stock and the New ZincFive Common Stock underlying the Series A Preferred Investor Warrants will be “Registrable Securities” under the A&R Registration Rights Agreement (as defined below).

Dividends: The New ZincFive Series A Preferred Stock will accrue cumulative dividends daily at the rate of 12% per annum of the Accrued Value (as defined in the Certificate of Designation) (if paid in kind), or 10% per annum of the Accrued Value (if paid in cash). Such dividends will compound semi-annually.

Liquidation Preference: Upon any liquidation or deemed liquidation event, the holders of New ZincFive Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of common stock or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value on each share of New ZincFive Series A Preferred Stock or (ii) such amount per share as would have been payable had all shares of New ZincFive Series A Preferred Stock been converted into New ZincFive Common Stock immediately prior to the liquidation event. Thereafter, the holders of Series A Preferred Stock will be entitled to receive their pro-rata share of the remaining available proceeds available for distribution to stockholders on an as-converted to common stock basis.

Protective Provisions: For as long as 20% of the shares of New ZincFive Series A Preferred Stock issued as of the Closing are outstanding, New ZincFive will not, without the affirmative vote or action by written consent of holders of a majority of the issued and outstanding shares of New ZincFive Series A Preferred Stock (the “Requisite Holders”), take any of the following actions: (i) liquidate, dissolve or wind up the affairs of New ZincFive; (ii) amend, alter, or repeal any provision of the certificate of incorporation, bylaws, Certificate of Designation or any similar document of New ZincFive in a manner adverse to the New ZincFive Series A Preferred Stock; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the New ZincFive Series A Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of New ZincFive Series A Preferred Stock; (iv) purchase or redeem or pay any cash dividend on any capital stock ranking junior to the New ZincFive Series A Preferred Stock prior to payment of such cash dividend on the New ZincFive Series A Preferred Stock or purchase or redeem any capital stock ranking junior to the New ZincFive Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; (v) enter into any transaction with an affiliate, other than the issuance of equity or awards to eligible participants under New ZincFive’s incentive plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of New ZincFive, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of New ZincFive; or (vi) incur or guarantee any indebtedness, other than (a) equipment leases or trade payables incurred in the ordinary course of business, (b) indebtedness to refinance indebtedness existing on the date of effectiveness of the Certificate of Designation, provided that New ZincFive is permitted to incur additional indebtedness in principal amount of up to $23.0 million in excess of the principal amount of the refinanced debt on the same terms of the refinancing debt, and (c) indebtedness incurred pursuant to any loan, loan guarantee, credit facility, or other financing arrangement entered into with, or guaranteed or supported by, the Office of Strategic Capital of the United States Department of Defense, or any other office, bureau, or agency of the United States federal government acting pursuant to similar authority, in each case together with any refinancings, extensions, renewals, or replacements thereof; provided, however, that the New ZincFive Series A Preferred Stock will not be considered indebtedness for purposes of this paragraph.

Conversion: Each share of New ZincFive Series A Preferred Stock will be convertible into New ZincFive Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price, provided that the holder will be prohibited from converting shares of New ZincFive Series A Preferred Stock into shares of New ZincFive Common Stock if, as a result of such conversion, the holder, together with its affiliates and any persons acting together as a group, would beneficially own in excess of 4.9%, 9.9% or 19.9% of the then outstanding New ZincFive Common Stock (or such other amount as a holder may specify). The conversion price will initially be $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to future issuances or sales of New ZincFive Common Stock, including certain securities exercisable for or convertible into New ZincFive Common Stock, at prices less than the conversion price then in effect for aggregate consideration in excess of $500,000. In addition, if the 20-day VWAP of the New ZincFive Common Stock on the twenty-first trading day following the date that is six months after Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such VWAP and (ii) $5.00.

Put Rights: Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock will be redeemable at the option of the Requisite Holders commencing any time after the 5th anniversary of the Closing at a price equal to the Accrued Value.

Call Rights: Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock will be redeemable at the option of New ZincFive commencing any time (i) prior to the first anniversary of the Closing at a price equal to 150% of the Accrued Value, (ii) on or after the 1st anniversary but prior to the 2nd anniversary of the Closing at a price equal to 140% of the Accrued Value, (iii) on or after the 2nd anniversary of the Closing but prior to the 3rd anniversary of the Closing at a price equal to 130% of the Accrued Value, (iv) on or after the 3rd anniversary of the Closing but prior to the 4th anniversary of the Closing at a price equal to 120% of the Accrued Value, (v) on or after the 4th anniversary of the Closing but prior to the 5th anniversary of the Closing at a price equal to 110% of the Accrued Value, or (vi) on or after the 5th anniversary of the Closing at a price equal to 100% of the Accrued Value.

Series A Preferred Investor Warrants: At the closing of the Series A Preferred Stock Investment, each Series A Preferred Stock Investor will receive a Series A Preferred Investor Warrant. The Series A Preferred Investor Warrants will be immediately exercisable upon issuance and will expire five years from the date of issuance. The Series A Preferred Investor Warrants include customary cash and cashless exercise provisions. Each Series A Preferred Investor Warrant is initially exercisable at $12.00 per share of New ZincFive Common Stock, subject to the same anti-dilution and other adjustments as the New ZincFive Series A Preferred Stock.

Voting: The New ZincFive Series A Preferred Stock will vote together with the New ZincFive Common Stock as a single class, except as required by law and as noted above under “Protective Provisions.” Each holder of Series A Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of New ZincFive Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

The foregoing description of the Series A SPA and the Series A Preferred Stock Investments is subject to and qualified in its entirety by reference to (i) the full text of the form of Series A SPA, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, (ii) the full text of the form of Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and (iii) the full text of the form of Series A Preferred Investor Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and the terms of each are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, New ZincFive, certain members of the Sponsor, the Series A Preferred Stock Investors and certain securityholders of ZincFive (collectively, the “Registered Holders”) will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”). The A&R Registration Rights Agreement provides that the Registered Holders will be granted certain customary registration rights, on the terms and subject to the conditions in the A&R Registration Rights Agreement, with respect to securities of New ZincFive that they will hold following the Business Combination. Pursuant to the terms of the A&R Registration Rights Agreement, New ZincFive will be obligated to, among other things, file the Resale Registration Statement to register the resale of certain securities of New ZincFive held by the Registered Holders within five (5) days of the Closing and to use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (i) the 45th calendar day following the filing date if the SEC notifies New ZincFive that the SEC will review the Resale Registration Statement and (ii) the tenth (10th) calendar day after the date New ZincFive is notified by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. The A&R Registration Rights Agreement provides for liquidated damages payable to the Registered Holders if the Company fails to meet these filing and effectiveness deadlines. In addition, pursuant to the terms of the A&R Registration Rights Agreement, the Registered Holders may demand that New ZincFive effect an offering that is registered pursuant to a shelf registration statement to register the securities of New ZincFive held by them, subject to certain requirements and customary conditions, including with regard to the number of such demands that may be exercised. The A&R Registration Rights Agreement will also provide the Registered Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. In addition, the Registered Holders may request to sell all or any portion of their registered securities in an underwritten offering, block trade, at the market offering or other coordinated trade, subject to certain requirements and customary conditions, including with regard to the number of such offerings per year and minimum offering size. The A&R Registration Rights Agreement includes customary provisions regarding payment of fees and expenses and indemnification.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of A&R Registration Rights Agreement, a copy of which is included as Exhibit F to the Merger Agreement (attached as Exhibit 2.1), and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Series A Preferred Stock Investments is incorporated by reference in this Item 3.02 of this Current Report on Form 8-K. The shares of New ZincFive Common Stock to be offered and sold in connection with the Series A Preferred Stock Investments have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01.	Regulation FD Disclosure

On June 11, 2026, SPKL and ZincFive issued a joint press release announcing their entry into the Merger Agreement. The press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The investor presentation that SPKL and ZincFive have prepared for use in connection with the Business Combination is furnished as Exhibit 99.2 and incorporated by reference into this Item 7.01.

A transcript from a recording first made available on June 11, 2026 in which executives from SPKL and ZincFive discuss the Business Combination is furnished as Exhibit 99.3 and incorporated by reference into this Item 7.01.

The foregoing (including Exhibits 99.1, 99.2 and 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These include SPKL or ZincFive or their management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “potential,” “budget,” “may,” “will,” “could,” “should,” “continue” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements related to the proposed Business Combination, including the expected consummation of the transactions contemplated by the Merger Agreement, entry into the related agreements contemplated by the Merger Agreement and the terms thereof, and the expected timing to close the Business Combination; forecasts and projected financial information for fiscal year 2026; statements regarding the benefits of ZincFive products; expectations regarding the expansion of ZincFive’s addressable market, end-market demand and adoption of its products; expectations regarding costs savings and profitability; projections regarding ZincFive’s ability to commercialize new products and technologies, including its plan to launch new products in 2026 and 2027; projections of manufacturing capacity and the ability and timing to increase manufacturing capacity; plans for ZincFive’s manufacturing sites and the associated benefits; expectations regarding total cost of ownership of ZincFive products; projections regarding data center growth; projections of market opportunity and market share; expectations regarding ZincFive’s ability to execute its business model and the expected financial benefits of such model, including projections of revenue growth, gross margin, revenue from contracted and undelivered sales and from its pipeline of potential customers; expectations regarding ZincFive’s ability to attract, retain, and expand its customer base; the capitalization of SPKL after giving effect to the proposed Business Combination; and expectations with respect to the future performance and the success of the combined company following the consummation of the Business Combination. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of ZincFive’s and SPKL’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of ZincFive and SPKL. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the equity holders of ZincFive or SPKL is not obtained; failure to realize the anticipated benefits of the proposed Business Combination; ZincFive’s ability to grow its business and expand operations, maintain relationships with customers and suppliers and retain its management and key employees; ZincFive’s ability to attract and retain customers; the failure of ZincFive’s products to perform as expected; the availability of raw materials and components necessary to manufacture and assemble ZincFive’s products; governmental actions affecting ZincFive’s China or other international operations; ZincFive’s ability to increase manufacturing capacity and to forecast related costs and efficiencies accurately; ZincFive’s competitive landscape; the potential need for additional future financing; ZincFive’s reliance on strategic partners, contract manufacturing organizations and other third parties; ZincFive’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the evolution of the data center industry, including the use and rate of adoption of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; risks related to geopolitical conflict, including supply chain disruptions; uncertainty or changes with respect to taxes, tariffs, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate as a public company; the risk that shareholders of SPKL could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; and the outcome of any legal proceedings or government investigations that may be commenced against ZincFive or SPKL. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by ZincFive, SPKL or the combined company resulting from the proposed Business Combination with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither ZincFive nor SPKL presently know or that ZincFive and SPKL currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by investors as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

In addition, forward-looking statements reflect ZincFive’s and SPKL’s expectations, plans or forecasts of future events and views as of the date they are made. ZincFive and SPKL anticipate that subsequent events and developments will cause ZincFive’s and SPKL’s assessments to change. However, while ZincFive and SPKL may elect to update these forward-looking statements at some point in the future, ZincFive and SPKL specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing ZincFive’s or SPKL’s assessments as of any date subsequent to the date they are made. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither ZincFive, SPKL, nor any of their respective affiliates have any obligation to update these forward-looking statements other than as required by law. In addition, this Current Report on Form 8-K contains certain information about the historical performance of ZincFive. You should not view information related to the past performance of ZincFive as indicative of future results. Certain information set forth in this Current Report on Form 8-K includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized.

Additional Information and Where to Find It

In connection with the proposed Business Combination, SPKL and ZincFive plan to file the Registration Statement with the SEC, which will include a prospectus with respect to the combined company’s securities to be issued in connection with the proposed Business Combination and a preliminary proxy statement with respect to the shareholder meeting of SPKL to vote on the proposed Business Combination. SPKL and ZincFive also plan to file other documents and relevant materials with the SEC regarding the proposed Business Combination. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus included in the Registration Statement will be mailed to the shareholders of SPKL as of the record date to be established for voting on the proposed Business Combination. SECURITY HOLDERS OF ZINCFIVE AND SPKL ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION. Shareholders are able to obtain free copies of the proxy statement/prospectus and other documents containing important information about ZincFive and SPKL once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by SPKL may be obtained free of charge from SPKL at www.spark1ac.com. Alternatively, these documents, when available, can be obtained free of charge from SPKL upon written request to Spark I Acquisition Corporation, 3790 El Camino Real, Unit #570, Palo Alto, CA 94306, Attn: Chief Operating Officer, or by calling (650) 353-7082. The information contained on, or that may be accessed through the websites referenced in this Current Report on Form 8-K is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K.

Participants in the Solicitation

SPKL, ZincFive and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SPKL in connection with the proposed Business Combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SPKL’s executive officers and directors in the solicitation by reading SPKL’s final prospectus related to its initial public offering filed with the SEC on October 6, 2023, the definitive proxy statement/prospectus, which will become available after the Registration Statement has been declared effective by the SEC, and other relevant materials filed with the SEC in connection with the proposed Business Combination when they become available. Information regarding the names, affiliations and interests in the solicitation of ZincFive’s directors and executive officers will be included in the proxy statement/prospectus included in the Registration Statement when it becomes available. Information concerning the interests of SPKL’s participants in the solicitation, which may, in some cases, be different from those of SPKL’s shareholders generally, will be set forth in the preliminary proxy statement/prospectus included in the Registration Statement. Shareholders, potential investors and other interested persons should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of SPKL, ZincFive or the combined company resulting from the proposed Business Combination, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1†	Agreement and Plan of Merger and Reorganization, dated as of June 11, 2026, by and among Spark I Acquisition Corporation, ZincFive, Inc. and Spark I Acquisition Corporation Sub I Inc. and Spark I Acquisition Corporation Sub II LLC.
3.1	Form of Certificate of Designation relating to the 12.0% Series A Cumulative Convertible Preferred Stock.
4.1	Form of Warrant to be issued to each Series A Preferred Stock Investor.
10.1†	Sponsor Agreement, dated as of June 11, 2026, by and among Spark I Acquisition Corporation, ZincFive, Inc. and SLG SPAC Fund LLC.
10.2†	Form of Company Support Agreement, by and among Spark I Acquisition Corporation, ZincFive, Inc. and the persons set forth on Schedule A thereto.
10.3†	Form of Securities Purchase Agreement.
99.1	Press Release, dated as of June 11, 2026.
99.2	Investor Presentation.
99.3	Transcript of Recorded Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) or (b)(2), as applicable. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK I ACQUISITION CORPORATION

By:	/s/ James Rhee
Name:	James Rhee
Title:	Chief Executive Officer

Date: June 11, 2026